EXHIBIT 99.3


                                    FORM OF
                          MACROSHARES UP OIL BENCHMARK
                           TRADEABLE TRUST AGREEMENT

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                        MACRO SECURITIES DEPOSITOR, LLC,
                                  as Depositor


                 not in its individual capacity, but solely as
                                    Trustee,


                                      and


                                [                ]
       not in its individual capacity, but solely as Administrative Agent






                  MACROSHARES UP OIL BENCHMARK TRADEABLE TRUST



                                TRUST AGREEMENT








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                                             TABLE OF CONTENTS


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                                                ARTICLE 1

                                      INTERPRETATION AND DEFINITIONS

SECTION 1.1           Definitions.....................................................................1

                                                 ARTICLE 2

                                         CERTAIN RIGHTS OF HOLDERS

SECTION 2.1           Trust Indenture Act; Application...............................................10
SECTION 2.2           Lists of Holders of Up-MACRO Tradeable Shares..................................10
SECTION 2.3           Reports and Filings by the Trustee.............................................10
SECTION 2.4           Registration (Initial and Continuing) of the Up-MACRO Tradeable Shares.........11

                                                 ARTICLE 3

                                               ORGANIZATION

SECTION 3.1           Name...........................................................................12
SECTION 3.2           Office.........................................................................12
SECTION 3.3           Nature and Purpose of the Trust................................................12
SECTION 3.4           Authority......................................................................13
SECTION 3.5           Powers and Duties of the Trustee...............................................13
SECTION 3.7           Certain Rights of the Trustee..................................................15
SECTION 3.8           Prohibition of Actions by the Trust and the Trustee............................17
SECTION 3.9           Execution of Documents.........................................................18
SECTION 3.10          No Representations of the Trustee..............................................18
SECTION 3.11          Duration of Trust..............................................................19
SECTION 3.12          Mergers........................................................................19
SECTION 3.13          Limitation on Directions to Trustee............................................19

                                                 ARTICLE 4

                                               THE DEPOSITOR

SECTION 4.1           Responsibilities of the Depositor..............................................19
SECTION 4.2           Certain Matters Regarding a Successor Depositor................................19
SECTION 4.3           Compensation of the Depositor..................................................20

                                                 ARTICLE 5

                                 THE TRUSTEE AND THE ADMINISTRATIVE AGENT

SECTION 5.1           Trustee; Eligibility...........................................................20
SECTION 5.2           Appointment, Removal and Resignation of Trustee................................21
SECTION 5.3           Trustee's Delegation of Power..................................................22
SECTION 5.4           The Trustee's Merger, Conversion, Consolidation or Succession to Business......22
SECTION 5.5           Books and Records, Taxes and Audits............................................22
SECTION 5.6           Appointment, Removal and Resignation of the Administrative Agent...............23
SECTION 5.7           Administrative Agent's Delegation of Power.....................................24
SECTION 5.8           Administrative Agent's Merger, Conversion, Consolidation or
                        Succession to Business of the Trustee........................................24

                                                 ARTICLE 6

                                  TERMS OF THE UP-MACRO TRADEABLE SHARES

SECTION 6.1           Authorization and Designation of Up-MACRO Tradeable Shares.....................25
SECTION 6.2           Subsequent Issuances and Issuance of Creation Units............................26
SECTION 6.3           Status of Up-MACRO Tradeable Shares............................................27
SECTION 6.4           CUSIP Numbers..................................................................27
SECTION 6.5           Distributions..................................................................27
SECTION 6.6           Exchange of Up-MACRO Tradeable Shares for Up-MACRO Holding Shares..............28

                                                 ARTICLE 7

                                          ACCOUNTING AND RECORDS

SECTION 7.1           Annual Tax Information.........................................................29
SECTION 7.2           Outside Advisors...............................................................30
SECTION 7.3           Certain Accounting Matters.....................................................30

                                                 ARTICLE 8

                                       DISSOLUTION AND TERMINATION;
                                 LIQUIDATION; REDEMPTION; RECAPITALIZATION

SECTION 8.1           Dissolution and Termination of the Trust.......................................30
SECTION 8.2           Liquidation; Redemption........................................................31
SECTION 8.3           Recapitalization...............................................................31

                                                 ARTICLE 9

                         AUTHENTICATION AND TRANSFER OF UP-MACRO TRADEABLE SHARES

SECTION 9.1           Authentication and Transfer of Certificates....................................32
SECTION 9.2           Deemed Security Holders........................................................32
SECTION 9.3           Book Entry Interests...........................................................33
SECTION 9.4           Notices to Clearing Agency.....................................................34
SECTION 9.5           Appointment of Authenticating Agent............................................34
SECTION 9.6           Appointment of Successor Clearing Agency.......................................35
SECTION 9.7           Mutilated, Destroyed, Lost or Stolen Certificate...............................35

                                                ARTICLE 10

                                    LIMITATION OF LIABILITY OF HOLDERS,
                      THE DEPOSITOR, THE ADMINISTRATIVE AGENT, THE TRUSTEE OR OTHERS

SECTION 10.1          Liability......................................................................35
SECTION 10.2          Outside Businesses.............................................................36

                                                ARTICLE 11

                                           VOTING AND AMENDMENTS

SECTION 11.1          Voting.........................................................................37
SECTION 11.2          Amendments.....................................................................37
SECTION 11.3          Other Matters..................................................................39

                                                ARTICLE 12

                        REPRESENTATIONS OF THE TRUSTEE AND THE ADMINISTRATIVE AGENT

SECTION 12.1          Representations and Warranties of the Trustee..................................39
SECTION 12.2          Representations and Warranties of the Administrative Agent.....................41

                                                ARTICLE 13

                                         ESTABLISHMENT OF ACCOUNTS

SECTION 13.1          Securities Account.............................................................43
SECTION 13.2          Distribution Account...........................................................43

                                                ARTICLE 14

                                               MISCELLANEOUS

SECTION 14.1          Notices........................................................................44
SECTION 14.2          Trust to be Administered as a Grantor Trust....................................45
SECTION 14.3          Non-Petition.....................................................................
SECTION 14.4          GOVERNING LAW..................................................................46
SECTION 14.5          Change in Law..................................................................46
SECTION 14.6          Headings.......................................................................46
SECTION 14.7          Successors and Assigns.........................................................46
SECTION 14.8          Partial Enforceability.........................................................46
SECTION 14.9          Counterparts...................................................................46

EXHIBIT A.........    Form of Up-MACRO Tradeable Share
EXHIBIT B.........    Form of Notice
SCHEDULE I .......    Up-MACRO Tradeable Trust Accounts

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                          MACROSHARES UP OIL BENCHMARK
                           TRADEABLE TRUST AGREEMENT


         This Trust Agreement (as amended, modified or supplemented from time to time, the "Trust Agreement") is dated as of [ ], 2006, among MACRO SECURITIES
DEPOSITOR, LLC, a Delaware limited liability company (the "Depositor"), [    ]
not in its individual capacity, but solely as trustee of the trust created hereby (in its capacity as trustee, the "Trustee"), and [ ], not in its individual capacity but solely as administrative agent (in such capacity, the "Administrative Agent").

         WHEREAS, the parties hereto desire to establish a trust for the sole purpose of issuing and selling Up-MACRO Tradeable Shares (as defined herein) representing undivided beneficial interests in the property of the Trust (as defined herein) and investing the proceeds received from the sale of its Up-MACRO Tradeable Shares in Up-MACRO Holding Shares (as defined herein); and

         NOW, THEREFORE, it being the intention of the parties hereto that the Trust constitute a New York trust and that this Trust Agreement constitute the governing instrument of such New York trust, the Trustee declares that all assets contributed to the Trust will be held in trust for the benefit of the Holders (as defined herein) of the Up-MACRO Tradeable Shares representing undivided beneficial interests in the Trust Property (as defined herein), subject to the provisions of this Trust Agreement.

                                   ARTICLE 1

                         INTERPRETATION AND DEFINITIONS

         SECTION 1.1 Definitions. Unless the context otherwise requires:

         (a) capitalized terms used in this Trust Agreement have the respective meanings assigned to them in this Section 1.1;

         (b) a term defined anywhere in this Trust Agreement has the same meaning throughout;

         (c) all references to "the Trust Agreement" or "this Trust Agreement" are to this Trust Agreement of the Trust as modified, supplemented or amended from time to time, together with all Exhibits, each of which is incorporated herein by reference;

         (d) all references in this Trust Agreement to Articles, Sections, Exhibits or Schedules are to Articles and Sections of, and Exhibits and Schedules to, this Trust Agreement, unless otherwise specified;

         (e) a term defined in the Trust Indenture Act has the same meaning when used in this Trust Agreement unless otherwise defined in this Trust Agreement or unless the context otherwise requires;

         (f) a reference to the singular includes the plural and vice versa;
and

         (g) the following terms have the following meanings:

         "Administrative Agent" means [ ], in its capacity as Administrative Agent hereunder, and its successors and assigns.

         "Affiliate" means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or otherwise; and the terms "controlling", "controlled" and "under common control with" have meanings correlative to the foregoing.

         "Aggregate Par Amount" means, with respect to any Up-MACRO Tradeable Share, Up-MACRO Holding Share or Down-MACRO Holding Share, an amount equal to the number of such Up-MACRO Tradeable Shares, Up-MACRO Holding Shares or Down-MACRO Holding Shares multiplied by the Stated Par Amount.

         "AMEX" means the American Stock Exchange LLC and its successors and assigns.

         "Authenticating Agent" has the meaning set forth in Section 9.5 of this Trust Agreement.

         "Authorized Participant" mean the parties listed on Schedule I to the Participants Agreement, as may be amended from time to time.

         "Beneficial Owner" means, with respect to a Book Entry Interest, a Person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, or in each case in accordance with the rules of such Clearing Agency).

         "Book Entry Interest" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as set forth in Section 9.3 of this Trust Agreement.

         "Business Day" means a day on which the AMEX is open for trading and which is not a Saturday, Sunday or any other day on which banks in New York, New York are authorized or obligated by law to close or are closed for business due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the distribution payable on such date may not be paid for any such reason.

         "Calculation Agent" shall have the meaning set forth in the Up-MACRO Holding Trust Agreement.

         "Certificate" means a certificate representing an Up-MACRO Tradeable Share and in the form attached hereto as EXHIBIT A.

         "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depository for the Up-MACRO Tradeable Shares and in whose name or in whose nominee's name shall be registered a Global Certificate and which shall undertake to effect book entry transfers and pledges of beneficial interests in the Up-MACRO Tradeable Shares and initially is DTC.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of interests in securities deposited with the Clearing Agency.

         "Closing Date" shall have the meaning set forth in the Up-MACRO Holding Trust Agreement.

         "Code" means the U.S. Internal Revenue Code of 1986, as amended, or any successor legislation, and the rules and regulations promulgated thereunder.

         "Corporate Trust Office" means the principal corporate trust office of
the Trustee located in [                     ].

         "Creation Unit" means the minimum number of Up-MACRO Tradeable Shares that may be created at one time, which is [100,000].

         "Creation Order" has the meaning set forth in Section 6.2(b) of this Trust Agreement.

         "Creation Order Date" has the meaning set forth in Section 6.2(b) of this Trust Agreement.

         "Default" means the failure of the Up-MACRO Holding Trust to pay distributions on the Up-MACRO Holding Shares when such distributions are due pursuant to the Up-MACRO Holding Trust Agreement or to any agreements to which the Up-MACRO Holding Trust is a party.

         "Depositor" has the meaning set forth in the preamble hereto, or any successor entity in a merger, consolidation or amalgamation, in its capacity as Depositor of the Up-MACRO Tradeable Shares.

         "Distribution" means a payment made by the Trust to a Holder.

         "Distribution Account" has the meaning set forth in Section 13.2(a) of this Trust Agreement.

         "Distribution Date" means, the 25th day of each [March], [June], [September] and [December] in each year, or if such day is not a Business Day, the following Business Day.

         "Distribution Payment Date" means the 10th day of each [ ], [ ], [ ] and [ ] in each year, or if such day is not a Business Day, the following Business Day.

         "Down-MACRO Aggregate Par Amount" has the meaning set forth in the Down-MACRO Holding Trust Agreement.

         "Down-MACRO Holding Shares" means the MACROShares Down Oil Benchmark Holding Shares issued by, and each representing an undivided beneficial interest in the property of the Down-MACRO Holding Trust.

         "Down-MACRO Holding Trust" means the MACROShares Down Oil Benchmark Holding Trust, a New York trust, formed pursuant to the Down-MACRO Holding Trust Agreement, or any successor entity in a merger, consolidation or amalgamation.

         "Down-MACRO Holding Trust Agreement" means the Trust Agreement, dated as of the date hereof, among the Down-MACRO Holding Trustee, the Depositor, the Administrative Agent and the Marketing Agent named therein, as may be amended, restated, supplemented or otherwise modified from time to time.

         "Down-MACRO Holding Trustee" means [                               ],
not in its individual capacity but solely as trustee of the Down-MACRO Holding Trust, or any successor entity in a merger, consolidation or amalgamation.

         "Down-MACRO Recapitalization Event" shall have the meaning set forth in Section [11(a)] of the Down-MACRO Holding Trust Agreement.

         "Down-MACRO Subsequent Issuance" shall have the meaning set forth in Section [2.7(b)] of the Down-MACRO Holding Trust Agreement.

         "Down-MACRO Tradeable Trustee" means [                              ],
not in its individual capacity but solely as trustee of the Down-MACRO Tradeable Trust, or any successor entity in a merger, consolidation or amalgamation.

         "DTC" means The Depository Trust Company, the initial Clearing Agency.

         "DTC Letter" means the Letter of Representations delivered by the Depositor and the Trustee to DTC, dated as of [ ], 2006, as it may be amended, restated, supplemented or modified from time to time.

         "Early Termination Date" has the meaning set forth in the Up-MACRO Holding Trust Agreement.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, or any successor legislation, and the rules and regulations promulgated thereunder.

         "Exchange Order" has the meaning set forth in Section 6.6(a) of this Trust Agreement.

         "Exchange Order Date" has the meaning set forth in Section 6.6(a) of this Trust Agreement.

         "Final Distribution" means, with respect to Up-MACRO Holding Shares or Up-MACRO Tradeable Shares, any distribution made in redemption of all or a portion of such shares on a Final Scheduled Termination Date, an Early Termination Date or a Redemption Date.

         "Final Scheduled Termination Date" has the meaning set forth in the Up-MACRO Holding Trust Agreement.

         "Fiscal Year" means the fiscal year of the Up-MACRO Tradeable Trust, which ends on [ ] [31]st.

         "Global Certificate" has the meaning set forth in Section 9.3 of this Trust Agreement.

         "Holder" means a Person in whose name an Up-MACRO Tradeable Share is registered on the books and records of the Trust.

         "Holding Share Deposit" means a deposit of Up-MACRO Holding Shares in integral multiples of the Holding Share Deposit Amount.

         "Holding Share Deposit Amount" means the number of Up-MACRO Holding Shares required to create one (1) Creation Unit, which is [100,000].

         "Holding Trust Agreements" means the Up-MACRO Holding Trust Agreement and the Down-MACRO Holding Trust Agreement.

         "Initial Deposit" means [ ] Holding Share Deposits, which is equal to
[ ] Creation Units.

         "Investment Company" means an investment company as defined in the Investment Company Act.

         "Investment Company Act" means the Investment Company Act of 1940, as amended, or any successor legislation, and the rules and regulations promulgated thereunder.

         "Legal Action" has the meaning set forth in Section 3.5(a)(v) of this Trust Agreement.

         "List of Holders" has the meaning set forth in Section 2.2 of this Trust Agreement.

         "MacroMarkets" means MacroMarkets LLC, or any successor entity in a merger, consolidation or amalgamation.

         "Officer's Certificate" means, with respect to any Person (that is not an individual), a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person and, if such Person is a trust, any trustee of the trust. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

                  (a) a statement that each officer signing the Officer's Certificate has read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officer's Certificate;

                  (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is reasonably necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, to the best knowledge of each such officer, such condition or covenant has been complied with.

         "Order Cut-Off Time" has the meaning set forth in Attachment B to the Participants Agreement.

         "Outstanding" has the meaning set forth in the Up-MACRO Holding Trust Agreement.

         "Participants Agreement" means the participants agreement, dated as of the date hereof, among the Depositor, the Up-MACRO Holding Trustee, the Down-MACRO Holding Trustee, the Trustee, the Down-MACRO Tradeable Trustee, the Administrative Agent and the Authorized Participants who may be party thereto from time to time, which specifies certain procedures regarding the exchange of tradeable shares for holding shares and the creation of tradeable shares upon a deposit of holding shares.

         "Paying Agent" has the meaning set forth in Section 3.5(d) of this Trust Agreement.

         "Person" means a legal person, including any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Pro Rata" means, unless the context otherwise requires, with respect to Distributions on the Up-MACRO Tradeable Shares, pro rata to each Holder in accordance with the Aggregate Par Amount of Up-MACRO Tradeable Shares held by such Holder in relation to the Aggregate Par Amount of all Up-MACRO Tradeable Shares outstanding at the relevant time.

         "Proportional Mandatory Redemption" has the meaning set forth in
Section 8.3(a) of this Trust Agreement.

         "Proportional Mandatory Redemption Percentage" means, with respect to any Redemption Date on which a Down-MACRO Subsequent Issuance and the related Up-MACRO Proportional Mandatory Redemption are scheduled to occur, a fraction, expressed as a percentage, the numerator of which is the Aggregate Par Amount of Down-MACRO Holding Shares issued in such Down-MACRO Subsequent Issuance and the denominator of which is the Down-MACRO Aggregate Par Amount immediately prior to the occurrence of the Down-MACRO Recapitalization Event which preceded such Down-MACRO Subsequent Issuance.

         "Prospectus" means the prospectus, dated as of [ ], 2006, relating to the Up-MACRO Holding Shares and the Up-MACRO Tradeable Shares, as filed with the SEC and effective as of [ ], 2006, as may be amended, supplemented or otherwise modified from time to time.

         "Quarter" means the three month period ending [ ], [ ], [ ] and [ ], beginning with [ ] [ ], 2006.

         "Record Date" has the meaning set forth in Section 6.5(d) of this Trust Agreement.

         "Redemption Date" has the meaning set forth in the Up-MACRO Holding Trust Agreement.

         "Registration Statement" means the Registration Statement, dated as of [ ], 2006, relating to the Up-MACRO Holding Shares and Up-MACRO Tradeable Shares, as filed with the SEC and effective as of [ ], 2006, as may be amended, supplemented or otherwise modified from time to time.

         "Requirements of Law" has the meaning set forth in the Up-MACRO Holding Trust Agreement.

         "Responsible Officer" means, with respect to the Trustee, any vice president (whether or not designated by a number or a word or words added before or after the title "vice president"), the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, or any other officer of the Trustee, customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Trust Agreement.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Securities Account" has the meaning set forth in Section 13.1(a) of this Trust Agreement.

         "Securities Act" means the U.S. Securities Act of 1933, as amended, or any successor legislation, and the rules and regulations promulgated thereunder.

         "Stated Par Amount" means, (i) with respect to each Up-MACRO Tradeable Share and Up-MACRO Holding Shares, a par amount equal to the Up-MACRO Stated Par Amount as set forth in the Up-MACRO Holding Trust Agreement and (ii) with respect to each Down-MACRO Tradeable Share and Down-MACRO Holding Shares, a par amount equal to the Down-MACRO Stated Par Amount as set forth in the Down-MACRO Holding Trust Agreement.

         "Successor Administrative Agent" has the meaning set forth in Section 5.6(3) of this Trust Agreement.

         "Successor Trustee" has the meaning set forth in Section 5.2(a) of this Trust Agreement.

         "Tradeable Share Deposit" means a deposit of Up-MACRO Tradeable Shares in integral multiples of the Tradeable Share Deposit Amount.

         "Tradeable Share Deposit Amount" means the number of Up-MACRO Tradeable Shares that equal one (1) Creation Unit, which is [100,000].

         "Transaction Fee" has the meaning set forth in Section 6 of the Participants Agreement.

         "Transfer Agent" has the meaning set forth in Section 3.5(a)(vii) of this Trust Agreement.

         "Trust" means the Up-MACRO Tradeable Trust, a New York trust, formed pursuant to the this Trust Agreement, or any successor entity in a merger, consolidation or amalgamation.

         "Trust Officer" means any officer within the corporate trust department of the Trustee, including any Vice President, Assistant Vice President or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time shall be such officers, in each case having responsibility for the administration of this Trust Agreement.

         "Trust Agreement" has the meaning set forth in the preamble hereto.

         "Trust Documents" means, collectively, the Trust Agreement and the Participants Agreement.

         "Trustee" means, initially, [               ] not in its individual
capacity but solely as trustee of the Trust and also means any successor thereto that meets the eligibility requirements set forth in Section 5.1 of this Trust Agreement.

         "Trustee Termination Event" means, the occurrence of one of the following:

         (a) a failure to pass through to Holders any Distribution received by the Trust, which failure continues unremedied for a period of [two (2)] or more Business Days;

         (b) a failure by the Trustee to observe or perform in any material respect any of its covenants or obligations under this Trust Agreement, which failure continues unremedied for thirty (30) days after giving of written notice of such failure to the Trustee by the Depositor or by not less than 25% of the Holders based on the Aggregate Par Amount of all Up-MACRO Tradeable Shares outstanding at such time;

         (c) the bankruptcy of the Trustee or the institution of voluntary or involuntary insolvency proceedings against the Trustee;

         (d) the Trustee becoming ineligible or incapable of acting as Trustee as set forth in this Trust Agreement;

         (e) if the Trustee is the Up-MACRO Holding Trustee, the occurrence of a "Trustee Termination Event" as defined in the Up-MACRO Holding Trust Agreement; and

         (f) if the Trustee is the Down-MACRO Holding Trustee, the occurrence of a "Trustee Termination Event" as defined in the Down-MACRO Holding Trust Agreement.

         "Trust Indenture Act" means the U.S. Trust Indenture Act of 1939, as amended from time to time, or any successor legislation, and any rules or regulations promulgated thereunder.

         "Trust Property" means, as of any particular time, any and all property which shall have been transferred, conveyed or paid to the Trust or the Trustee (in its capacity as such) on behalf thereof, and all interest thereon, and which at such time are owned or held by, or for the account of, the Trust or the Trustee on behalf thereof.

         "Up-MACRO Holding Shares" means the MACROShares Up Oil $[ ] Holding Shares issued by, and each representing an undivided beneficial interest in the property of, the Up-MACRO Holding Trust.

         "Up-MACRO Holding Trust" means the MACROShares Up Oil Benchmark Holding Trust, a [New York common law] trust, formed pursuant to the Up-MACRO Holding Trust Agreement, or any successor entity in a merger, consolidation or amalgamation.

         "Up-MACRO Holding Trust Agreement" means the Trust Agreement, dated as of the date hereof, among the Up-MACRO Holding Trustee, the Depositor, the Administrative Agent and the Marketing Agent named therein, as may be amended, restated, supplemented or otherwise modified from time to time.

         "Up-MACRO Holding Trustee" means the trustee under the Up-MACRO
Holding Trust Agreement, which initially is [                    ],
not in its individual capacity but solely as trustee of the Up-MACRO Holding Trust, or any successor entity in a merger, consolidation or amalgamation.

         "Up-MACRO Proportional Mandatory Redemption" has the meaning set forth in the Up-MACRO Holding Trust Agreement.

         "Up-MACRO Tradeable Shares" means the MACROShares Up Oil $[ ] Tradeable Shares issued by, and each representing an undivided beneficial interest in the Trust Property. The parties to this Trust Agreement intend that the Up-MACRO Tradeable Shares be treated as equity securities for all purposes under New York law.

                                   ARTICLE 2

                           CERTAIN RIGHTS OF HOLDERS

         SECTION 2.1 Trust Indenture Act; Application. This Trust Agreement is not subject to the provisions of the Trust Indenture Act. References herein to the Trust Indenture Act are solely for the contractual benefit of the parties hereto.

         SECTION 2.2 Lists of Holders of Up-MACRO Tradeable Shares(a) . DTC (until such time a Transfer Agent is appointed) shall provide the Trustee (i) within two Business Days after each Distribution Date a list for the purpose of making distributions on the Up-MACRO Tradeable Shares in such form as the Trustee may reasonably require of the names and addresses of the registered Holders of such Up-MACRO Tradeable Shares ("List of Holders") as of the relevant Record Date. The Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in any List of Holders given to it or which it receives in its capacity as Paying Agent (if acting in such capacity); provided, however, that the Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         SECTION 2.3 Reports and Filings by the Trustee.

         (a) After the end of each Fiscal Year, the Trustee shall cause to be prepared an annual report for the Trust containing financial statements prepared by the Trustee and audited by independent accountants designated by the Depositor. The annual report shall be in such form and contain such information as shall be required by applicable laws, rules and regulations and may contain such additional information as the Depositor or the Trustee determines shall be included. The Trustee shall deliver a copy of such annual report to the Up-MACRO Holding Trust and shall file such annual report with the SEC and such other regulatory agencies, and distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations. The cost of the preparation and distribution of the annual report shall be at the expense of the Up-MACRO Holding Trust as set forth in the Up-MACRO Holding Trust Agreement.

         (b) After the end of each Quarter, the Trustee shall cause to be prepared a quarterly report for the Trust containing unaudited financial statements prepared by the Trustee. The quarterly report shall be in such form and contain such information as shall be required by applicable laws, rules and regulations and may contain such information as the Depositor or the Trustee determines shall be included. The quarterly report shall be filed with the SEC and such other regulatory agencies, and distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations. The cost of the preparation and distribution of the quarterly report shall be at the expense of the Up-MACRO Holding Trust as set forth in the Up-MACRO Holding Trust Agreement.

         (c) On or before the fifth Business Day following each Distribution Date, the Trustee will forward to DTC, as long as the Shares are held by DTC, and to the Holders, if not held by DTC (as of such Distribution Date), a statement prepared by the Trustee reporting the following information as of such Distribution Date:

                  (i) the Aggregate Par Amount of the outstanding Up-MACRO Tradeable Shares;

                  (ii) the Up-MACRO Underlying Value (as defined in the Up-MACRO Holding Trust Agreement) allocable to each Up-MACRO Tradeable Share, based on the number of Up-MACRO Holding Shares on deposit in the Trust and prior to any Distribution on such Distribution Date; and

                  (iii) the Pro Rata, net Distribution, to each Holder for each Up-MACRO Tradeable Share.

                  Furthermore, the Trustee shall promptly forward to DTC, as long as the Up-MACRO Tradeable Shares are held by DTC, and to the Holders, if not held by DTC (as of such Distribution Date), any reports to holders of the Up-MACRO Holding Shares that it has received pursuant to Article VIII of the Up-MACRO Holding Trust Agreement.

         (d) Upon the occurrence of an Up-MACRO Price Event or a Down-MACRO Price Event (each as defined in the applicable Holding Trust Agreement), the Trustee, upon written instructions from the Depositor, shall notify the AMEX and any other stock exchange on which the Up-MACRO Tradeable Shares are listed to halt trading for the Shares.

         SECTION 2.4 Registration (Initial and Continuing) of the Up-MACRO Tradeable Shares.

         The Depositor agrees to (i) prepare and file a registration statement (or amend the existing Registration Statement) with the SEC under the Securities Act, and take such action as is necessary from time to time to qualify the Up-MACRO Tradeable Shares for offering and sale under the federal securities laws of the United States, including the preparation and filing of amendments and supplements to such registration statement, (ii) promptly notify the Trustee and the Administrative Agent of any amendments or supplements to the Registration Statement or Prospectus and of any order preventing or suspending the use of the Prospectus, (iii) provide the Trustee and the Administrative Agent from time to time with copies, including copies in electronic form, of the Prospectus, in such quantities as either the Trustee or the Administrative Agent may reasonably request, (iv) prepare and file any periodic reports or updates that may be required under the Exchange Act (to the extent such action is not taken by the Trustee), and (v) take such action as is necessary from time to time to register or qualify the Up-MACRO Tradeable Shares for offering and sale under the securities or blue sky laws of those states of the United States or other jurisdictions as the Depositor may select or as may be necessary to continue that registration or qualification in effect for so long as the Depositor determines that the Up-MACRO Tradeable Trust shall continue to offer or sell Up-MACRO Tradeable Shares in that jurisdiction. Registration charges, blue sky fees, printing costs, mailing costs, attorney's fees, and other miscellaneous out-of-pocket expenses shall be borne by the Up-MACRO Holding Trust in accordance with the Up-MACRO Holding Trust Agreement.

                                   ARTICLE 3

                                  ORGANIZATION

         SECTION 3.1 Name. The Trust is named "MACROShares Up Oil Benchmark Tradeable Trust" as such name may be modified from time to time by the Trustee following written notice to the Holders. The Trust's activities may be conducted under the name of the Trust, or any other name deemed advisable by the Trustee.

         SECTION 3.2 Office. The address of the principal office of the Trust is c/o [ ], [address], [City], [ ] [zip code]. On ten (10) Business Days' prior written notice to the Holders, the Trustee may designate another
[principal][registered] office.

         SECTION 3.3 Nature and Purpose of the Trust. (i) The Trust shall be a "New York trust." Except as provided herein, the Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for U.S. federal income tax purposes as a grantor trust.

         (a) The exclusive purposes and functions of the Trust are to:

                  (i) issue and sell the Up-MACRO Tradeable Shares;

                  (ii) use any proceeds received from the issuance and sale of the Up-MACRO Tradeable Shares to purchase Up-MACRO Holding Shares from the Up-MACRO Holding Trust;

                  (iii) distribute to the Holders of the Up-MACRO Tradeable Shares all amounts received by the Up-MACRO Tradeable Trust from the Up-MACRO Holding Trust on the Up-MACRO Holding Shares;

                  (iv) conduct creations in accordance with Section 6.2 of this Trust Agreement;

                  (v) conduct exchanges of Up-MACRO Tradeable Shares for Up-MACRO Holding Shares in accordance with Section 6.6 of this Trust Agreement;

                  (vi) except as otherwise set forth herein, engage in only those other activities necessary or incidental thereto to conduct its business as described herein; and

                  (vii) to enter into and perform its obligations under the Trust Documents and any other documents or agreements to which the Trust is a party.

         SECTION 3.4 Authority. Subject to the limitations provided in this Trust Agreement, the Trustee shall have authority to take all actions reasonably required to carry out the purposes of the Trust as set forth in
Section 3.3. An action taken by the Trustee in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustee acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustee to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustee as set forth in this Trust Agreement.

         SECTION 3.5 Powers and Duties of the Trustee.

         (a) In furtherance of and not in limitation of the purposes of the Trust as provided for in Section 3.3(b), the Trustee shall have the power and authority to cause the Trust to engage in the following activities:

                  (i) to issue and sell the Up-MACRO Tradeable Shares in accordance with this Trust Agreement; provided, however, that the Trust may issue no more than one class of Up-MACRO Tradeable Shares; and, provided further, that there shall be no interests in the Trust other than the Up-MACRO Tradeable Shares;

                  (ii) to use the proceeds received from any issuance and sale of the Up-MACRO Tradeable Shares to purchase Up-MACRO Holding Shares from the Up-MACRO Holding Trust;

                  (iii) to establish a Record Date with respect to all actions to be taken hereunder that require a Record Date to be established, including with respect to Distributions, voting rights, exchanges and distributions in connection with any liquidation of the Trust, and to issue relevant notices to Holders as to such actions and applicable Record Dates;

                  (iv) to give prompt written notice to Holders of any Default, upon a Responsible Officer receiving actual or written notice of such Default;

                  (v) at the written instruction of the Depositor or Holders evidencing not less than a Majority of the Aggregate Par Amount, to bring or defend, pay from the Trust Property, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("Legal Action");

                  (vi) to establish and maintain trust accounts in the name of and under the exclusive control of the Trustee on behalf of the Trust and the Holders to hold payments and distributions received in respect of the Trust Property which may not be immediately distributed and to distribute such amounts to the Holders as soon as practicable thereafter and to invest any amounts on deposit in any such accounts in accordance with the terms of this Trust Agreement;

                  (vii) to act as, or appoint another Person to act as, registrar and transfer agent (the "Transfer Agent") for the Trust. Any Transfer Agent may be removed by the Trustee at any time and a successor Transfer Agent or additional Transfer Agents may be appointed at any time by the Trustee;

                  (viii) to execute and deliver the Trust Documents, and to perform its obligations and exercise and enforce its rights thereunder;

                  (ix) to execute all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing, as the Depositor may direct in writing;

                  (x) to take any action and have any authority that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges under the laws of the Commonwealth of [Massachusetts];

                  (xi) to take any action or refrain from any action so long as such action or inaction is not in violation of this Trust Agreement or with applicable law, and as instructed in writing by the Depositor, in carrying out the activities of the Trust as set out in this Section 3.5; and

                  (xii) to take any action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed on behalf of the Trust.

         (b) Legal title to all Trust Property shall be vested at all times in the Trust, except where applicable law in any jurisdiction requires title to any part of the assets to be vested in a trustee, in which case legal title shall be deemed to be vested in the Trustee appointed hereunder for such purpose. None of the Holders shall have legal title to any part of the Trust Property, but shall have an undivided beneficial interest in the Trust Property.

         (c) The Trustee shall take all actions and perform such duties as may be required of the Trustee as it may be directed from time to time in writing by the Depositor, the Administrative Agent (but only pursuant to Section 13.1(a)), an Authorized Participant (but only pursuant to Section 13.1(c)), and Holders evidencing not less than 66 and 2/3% of the Aggregate Par Amount (except for actions that require a different threshold in accordance with the terms of this Trust Agreement, in which case such threshold), where appropriate, to protect the interests of the Trust and the Holders.

         (d) The Trustee may authorize one or more Persons (each, a "Paying Agent" and, initially, the Trustee) to pay Distributions with respect to the Up-MACRO Tradeable Shares. Any Paying Agent may be removed by the Trustee, the Depositor or Holders evidencing not less than 66 and 2/3% of the Aggregate Par Amount at any time, and a successor Paying Agent or additional Paying Agents may be appointed at any time by the Trustee.

         (e) The Trustee shall continue to serve as a trustee until either:

                  (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders pursuant to the terms of the Up-MACRO Tradeable Shares; or

                  (ii) a Successor Trustee has been appointed and has accepted that appointment in accordance with Section 5.2.


                  The Trustee shall exercise the powers set forth in this
Section 3.5 in a manner that is consistent with the purposes and intentions of the Trust set forth in Section 3.3, and the Trustee shall not take, nor shall the Holders or the Depositor instruct the Trustee to take, any action that is inconsistent with the purposes and intentions of the Trust set forth in Section
3.3. Any action inconsistent with the purposes and intentions of the Trust set forth in Section 3.3 shall be of no effect and shall not bind the Trust.

         SECTION 3.6 Certain Responsibilities of the Trustee. (a) No provision of this Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith, its own reckless disregard of its duties hereunder or its own willful misconduct; provided, however, that:

         (b) the Trustee shall not be personally liable for an error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (c) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted by it in good faith and in accordance with the direction of Holders relating to the time, place or method of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Trust Agreement; provided that such direction is delivered by Holders evidencing not less than 66 and 2/3% of the Aggregate Par Amount.

         (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against any related risk or liability is not reasonably assured to it.

         SECTION 3.7 Certain Rights of the Trustee. (a) Subject to the provisions of Section 3.6:

                  (i) the Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document whether in its original or facsimile form reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                  (ii) any direction or act of the Depositor acting on behalf of or in connection with the Trust as contemplated by this Trust Agreement shall be sufficiently evidenced by an Officer's Certificate of the Depositor;

                  (iii) whenever in the administration of this Trust Agreement, the Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may request and in the absence of bad faith on its part conclusively rely upon an Officer's Certificate;

                  (iv) the Trustee may consult with counsel or other experts of its own selection, and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' areas of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be, but shall not be limited to, counsel to the Depositor or any of its Affiliates, and may include any of its employees. The Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

                  (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement or at the request or direction of any Holder or the Depositor, unless (a) such Holder or the Depositor shall have provided to the Trustee security and indemnity, reasonably satisfactory to the Trustee, against the costs, expenses (including reasonable attorneys' fees and expenses and the reasonable expenses of the Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Trustee and (b) the Trustee has been provided with the legal opinions, if any, required by this Trust Agreement;

                  (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its reasonable discretion, may make such further inquiry or investigation into such facts or matters as it may deem necessary at the expense of the Trust and shall incur no liability of any kind by reason of such inquiry or investigation;

                  (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney selected in good faith and with due care (other than an agent or attorney that is an Affiliate of the Trustee); furthermore, the Trustee shall be under no obligation to monitor, and shall assume no personal liability for, the actions of the Depositor or any other Person in connection with their duties under this Trust Agreement or in connection with the Trust generally;

                  (viii) any action taken by the Trustee or its agents hereunder shall bind the Trust and the Holders, and the signature of the Trustee or its agents alone shall be sufficient and effective to perform any such action, and no third party shall be required to inquire as to the authority of the Trustee to so act or as to its compliance with any of the terms and provisions of this Trust Agreement, both of which shall be conclusively evidenced by the Trustee's or its agent's taking such action;

                  (ix) whenever in the administration of this Trust Agreement the Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Trustee may request instructions from the Depositor;

                  (x) except as otherwise expressly provided by this Trust Agreement, the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement;

                  (xi) the Trustee shall not be required to take any action if the Trustee shall reasonably determine, or shall be advised by counsel, that such action is likely to result in personal liability for the Trustee or is contrary to applicable law or the terms of this Trust Agreement;

                  (xii) under no circumstances shall the Trustee be personally liable for indebtedness evidenced by or arising under any of the documents to which the Trust or the Trustee is a party; and

                  (xiii) the Trustee shall not be liable for the default or misconduct of any agent, appointed by the Trustee in good faith and with due care, under any of the documents to which the Trust or the Trustee is a party or otherwise (provided that such agent is not an Affiliate of the Trustee), and the Trustee shall have no obligation or liability to perform the obligations of the Trust under this Trust Agreement or the other documents to which the Trust or the Trustee is a party that are required to be performed by other Persons, including, without limitation, the Administrative Agent and the Depositor.

         (b) No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which (i) it shall be illegal, or (ii) the Trustee shall be determined to be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. Notwithstanding the above, no permissive power or authority available to the Trustee under applicable law shall be construed to be a duty under this Trust Agreement.

         SECTION 3.8 Prohibition of Actions by the Trust and the Trustee. The Trust shall not, and the Trustee shall not cause the Trust to, nor shall the Depositor direct the Trustee to, engage in any activity other than as required or authorized by this Trust Agreement. In particular, the Trust shall not and the Trustee shall not cause the Trust to:

         (a) invest any interest or other distributions paid in respect of the Trust Property, but shall distribute all such proceeds to the Holders pursuant to the terms of this Trust Agreement and of the Up-MACRO Tradeable Shares;

         (b) acquire any assets other than as expressly provided herein;

         (c) possess Trust Property for a purpose other than those described in
Section 3.3;

         (d) sell, pledge, hypothecate or transfer the Up-MACRO Holding Shares (except in accordance with Section 6.1 and Section 6.6);

         (e) make any loans or incur any indebtedness or acquire any securities other than Up-MACRO Holding Shares (except in accordance with Section 6.1 and Section 6.6);

         (f) except as expressly set forth herein, act in such a way as to vary the terms of the Up-MACRO Tradeable Shares in any way whatsoever;

         (g) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust, other than the Up-MACRO Tradeable Shares;

         (h) (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trust as the holder of Trust Property or exercising any power conferred upon holders of Trust Property, (ii) waive any past default or violation that is waivable under the terms of any Trust Property or (iii) consent to any amendment or modification of the terms of any Trust Property where such consent shall be required, except in each case if permitted hereby or after receiving instructions from the Holders pursuant to
Article 11 hereof;

         (i) file a certificate of cancellation of the Trust or take any other action to terminate the Trust, except in connection with a liquidation of the Trust pursuant to Article 8 hereof;

         (j) take any action that would cause the Trust to be classified other than as a grantor trust for U.S. federal income tax purposes; or

         (k) take any action that would cause the Trust to be deemed or classified as an Investment Company.

         SECTION 3.9 Execution of Documents. Except as otherwise required by
the laws of the [                            ], the Trustee is authorized to
execute on behalf of the Trust any documents that the Trustee has the power and authority to cause the Trust to execute pursuant to Section 3.5.

         SECTION 3.10 No Representations of the Trustee. The Trustee makes no representations as to the value or condition of the Trust Property or any part thereof. Except as expressly set forth in Article 12, the Trustee makes no representations as to the validity or sufficiency of this Trust Agreement or the Up-MACRO Tradeable Shares.

         SECTION 3.11 Duration of Trust. The Trust, unless terminated pursuant to the provisions of Article 8 hereof, shall have perpetual existence.

         SECTION 3.12 Mergers. (ii) The Trust may not consolidate, amalgamate, merge or convert with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, except as described in Section 3.12(b), and except that the Trust may distribute its assets to the Holders or to such persons as the Holders may direct upon liquidation of the Trust in accordance herewith.

         (a) The Trust may, with the unanimous consent of the Holders, consolidate, amalgamate, merge or convert with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state of the United States.

         SECTION 3.13 Limitation on Directions to Trustee. The Holders and the Depositor shall not direct the Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Trustee under this Trust Agreement or any of the documents to which the Trust is a party or would be contrary to Section 3.3 hereof, nor shall the Trustee be obligated to follow any such direction, if given.

                                   ARTICLE 4

                                 THE DEPOSITOR

         SECTION 4.1 Responsibilities of the Depositor. In connection with the issue and sale of the Up-MACRO Tradeable Shares, the Depositor shall have the exclusive right and responsibility to engage in the following activities:

         (a) to determine the jurisdictions in which to take appropriate action to qualify or register for sale all or part of the Up-MACRO Tradeable Shares and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust, the Trustee and their Affiliates or agents of actions they must take, and prepare for execution and filing any documents to be executed and filed by the Trust as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such states;

         (b) to advise the Trust, the Trustee and their Affiliates or agents, of actions they must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Depositor deems necessary or advisable in order to comply with any applicable rules and regulations of the SEC promulgated under the Securities Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and to obtain or maintain exemptions therefrom or other forms of relief thereunder or to make any filings or take any actions required thereby or deemed necessary or advisable with respect to the Up-MACRO Tradeable Shares or any Trust Property; and

         (c) to undertake any other duties or obligations set forth herein.

         SECTION 4.2 Certain Matters Regarding a Successor Depositor. The covenants, provisions and agreements herein contained shall in every case be binding upon any successor to the business of the Depositor. The Depositor may transfer all or substantially all of its assets to any entity which carries on the business of the Depositor, if at the time of such transfer such successor duly assumes all of obligations of the Depositor under this Trust Agreement, and in such event, the Depositor shall be relieved of all further liability under this Trust Agreement.

         SECTION 4.3 Compensation of the Depositor. The Depositor shall not receive any compensation, reimbursements, disbursements and repayment of expenses for its efforts and services incurred hereunder. The Depositor acknowledges that it has received good and valuable consideration for its services pursuant to and in connection with the Up-MACRO Holding Trust Agreement and that its services hereunder are integral and connected to its services performed under the Up-MACRO Holding Trust Agreement.

         SECTION 4.4 Counsel. The Depositor may from time to time employ counsel to act on behalf of the Trust and perform any legal services in connection with the Trust. The fees and expenses of such counsel shall be paid by the Up-MACRO Holding Trust pursuant to the terms of the Up-MACRO Holding Trust Agreement.

                                   ARTICLE 5

                    THE TRUSTEE AND THE ADMINISTRATIVE AGENT

         SECTION 5.1 Trustee; Eligibility. (iii) The Trustee hereunder shall at all times: (i) be a bank, a trust company or a corporation organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority, (ii) have a combined capital and surplus of at least $15,000,000 and (iii) maintain any credit or deposit rating required by nationally recognized rating organizations (as of the date hereof "A-1" for Standard & Poor's Rating Service or "P-1" for Moody's Investors Service, Inc.). If such bank, trust company or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 5.1, the combined capital and surplus of such bank, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (a) If at any time the Trustee ceases to be eligible to so act under
Section 5.1(a), the Trustee shall immediately resign in the manner and with the effect set forth in Section 5.2(b).

         (b) If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Depositor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         (c) The initial Trustee shall be [                        ].
Such Trustee shall not be entitled to receive a fee for serving as Trustee under this Trust Agreement and acknowledges that it has received good and valuable consideration for its services pursuant to and in connection with the Up-MACRO Holding Trust Agreement and that its services hereunder are integral and connected to its services performed under the Up-MACRO Holding Trust Agreement.

         (d) In accepting the trust hereby created, the Trustee agrees to act solely as trustee hereunder and not in its individual capacity, except as expressly provided herein and in the other documents to which the Trust is a party.

         (e) All Persons having any claim against the Trustee in its capacity as such by reason of the transactions contemplated by the documents to which the Trust is a party shall look only to the Trust Property (or a part thereof, as the case may be) and not to the Trustee in its individual capacity. Without limiting the generality of the foregoing, the Trustee in its capacity as such or individually shall not be responsible or liable for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor, or for the form, character, genuineness, sufficiency, value, or validity of the Trust Property.

         SECTION 5.2 Appointment, Removal and Resignation of Trustee.

         (a) Subject to the provisions of this Section 5.2, the Trustee may be appointed, removed or replaced without cause at any time by the Depositor, upon written notice, or with cause upon the occurrence of a Trustee Termination Event; provided, however, that the Trustee shall not be removed in accordance with this Section 5.2(a) until a successor Trustee possessing the qualifications to act as Trustee under Section 5.1 (a "Successor Trustee") has been appointed by the Depositor and has accepted such appointment by written instrument executed by such Successor Trustee and delivered to the Depositor.

         (b) A trustee appointed to office shall hold office until its successor shall have been appointed by the Depositor in accordance with this Trust Agreement or until its termination, removal or resignation. Any trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the trustee and delivered to the Depositor, the Trust and all of the Holders, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that no such resignation of a Trustee shall be effective:

                  (i) until a Successor Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Trustee and delivered to the Trust, the Depositor and the resigning trustee; or

                  (ii) until the Trust Property has been completely liquidated and the proceeds thereof distributed to the Holders.

         (c) If no Successor Trustee shall have been appointed and accepted appointment as provided in this Section 5.2 within thirty (30) days after delivery to the Depositor and the Trust of an instrument of resignation, the resigning Trustee may petition at the expense of the Trust any court of competent jurisdiction for appointment of a Successor Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Trustee.

         (d) No Trustee shall be liable for the acts or omissions to act of any Successor Trustee.

         SECTION 5.3 Trustee's Delegation of Power. The rights, duties and powers of the Trustee as set forth in this Trust Agreement may be delegated to one or more Affiliates of the Trustee; provided, however, that each such delegatee meets the eligibility requirements set forth in Section 5.1; and, provided further, that as a condition to any such delegation, the delegatee shall expressly agree to be jointly and severally liable with the Trustee for any liability arising out of or in connection with such delegation; provided, however, that such delegation shall in no manner relieve the Trustee from its duties or obligations under this Trust Agreement or any other Trust Document nor relieve the Trustee of its liabilities, if any, for such actions. The Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 its power for the purpose of executing any documents contemplated in Section 3.5; provided, however, that such delegation shall in no manner relieve the Trustee from its duties or obligations arising under this Trust Agreement or any other Trust Document nor relieve the Trustee of its liability for such actions.

         SECTION 5.4 The Trustee's Merger, Conversion, Consolidation or Succession to Business . Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee shall be the successor of the Trustee hereunder; provided, however, that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         SECTION 5.5 Books and Records, Taxes and Audits.

         (a) The Trustee shall keep proper books of record and account of all the transactions under this Trust Agreement at its office located in [Boston, Massachusetts] or such office as it may subsequently designate upon notice to the other parties hereto. The books and records of the Trustee maintained by the Trustee shall be open to inspection by any person establishing to the Trustee's reasonable satisfaction that such person is a Beneficial Owner upon reasonable advance notice at all reasonable times during the usual business hours of the Trustee. The Trustee shall keep proper record of the creation of the Up-MACRO Tradeable Shares and redemption of Up-MACRO Tradeable Shares at its offices located in [Boston, Massachusetts]. Such records shall be open to inspection upon reasonable advance notice at all reasonable times during the usual business hours of the Trustee. Such records shall be preserved for such times as the Depositor may direct.

         (b) The Trustee shall provide the Depositor and the Administrative Agent such financial and other information regarding the operation of the Up-MACRO Tradeable Trust as may be required for the Depositor to prepare such reports and filings required under the federal securities laws as provided in
Section 15.2. Unless otherwise required by applicable law or regulation, the Depositor shall be responsible for any certification of any such reports or the contents thereof and shall receive from the Trustee such representations with respect to information within the Trustee's control as shall be required for the Depositor to make such certification.

         (c) The accounts of the Up-MACRO Holding Trust shall be audited, as required by law and as may be directed by the Depositor, by independent certified public accountants designated from time to time by the Depositor and the cost of such audit shall be borne by the Trustee. The report of such accountants shall be furnished by the Trustee to the Beneficial Owners upon request.

         SECTION 5.6 Appointment, Removal and Resignation of the Administrative Agent.

         (a) [ ] agrees to act as Administrative Agent under this Trust Agreement and the Holders of the Up-MACRO Tradeable Shares by their acceptance of their shares consent to [ ], acting as Administrative Agent under this Trust Agreement.

         (b) The Administrative Agent shall administer the Trust Property, direct the Trustee in the creation and exchange processes described in Section
6.2 and 6.6 of this Trust Agreement and otherwise comply with its duties as set forth in this Trust Agreement. The Depositor and the Trustee shall furnish to the Administrative Agent any powers of attorney or other documents necessary or appropriate to enable the Administrative Agent to carry out its administrative duties hereunder.

         (c) The Administrative Agent shall not be liable for the payment of expenses incurred in connection with the Up-MACRO Tradeable Trust but shall be liable for its administrative activities undertaken pursuant to this Trust Agreement including any expenses relating to its administration of the Trust Property, disbursements and any other fees and expenses related thereto.

         (d) The Administrative Agent shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing its instructions relating to the Trust Property in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable which is related to its administration of the Trust Property. Such documents, books and computer records shall reflect all facts related to the administration of the Trust Property by the Administrative Agent, and such documents, books and computer records shall indicate the interests of the Up-MACRO Tradeable Trust in the Up-MACRO Holding Shares and any other Trust Property (if any).

         (e) Subject to the provisions of this Section 5.6, the Administrative Agent may be appointed, removed or replaced with or without cause at any time by the Depositor, upon written notice from the Depositor; provided, however, that the Administrative Agent shall not be removed in accordance with this
Section 5.6(e) until a successor administrative agent (a "Successor Administrative Agent") has been appointed by the Depositor and has accepted such appointment by written instrument executed by such Successor Administrative Agent and delivered to the Depositor.

         (f) An administrative agent appointed to office shall hold office until its successor shall have been appointed by the Depositor in accordance with this Trust Agreement or until its termination, removal or resignation. Any administrative agent may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the administrative agent and delivered to the Depositor, the Trustee and all of the Holders, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that no such resignation of an administrative agent shall be effective:

                  (i) until a Successor Administrative Agent has been appointed and has accepted such appointment by instrument executed by such Successor Administrative Agent and delivered to the Trust, the Depositor and the resigning administrative agent; or

                  (ii) until the Trust Property has been completely liquidated and the proceeds thereof distributed to the Holders.

         (g) If no Successor Administrative Agent shall have been appointed and accepted appointment as provided in this Section 5.6 within thirty (30) days after delivery to the Depositor and the Trust of an instrument of resignation, the resigning administrative agent may petition at the expense of the Administrative Agent any court of competent jurisdiction for appointment of a Successor Administrative Agent. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Administrative Agent.

         (h) No Trustee shall be liable for the acts or omissions to act of any Successor Administrative Agent.

         SECTION 5.7 Administrative Agent's Delegation of Power. The rights, duties and powers of the Administrative Agent as set forth in this Trust Agreement may be delegated to one or more Affiliates of the Administrative Agent; provided, however, that as a condition to any such delegation, the delegatee shall expressly agree to be jointly and severally liable with the Administrative Agent for any liability arising out of or in connection with such delegation; provided, however, that such delegation shall in no manner relieve the Administrative Agent from its duties or obligations under this Trust Agreement or any other Trust Document nor relieve the Administrative Agent of its liabilities, if any, for such actions. The Administrative Agent may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 its power for the purpose of executing any documents in accordance with its duties set forth herein; provided, however, that such delegation shall in no manner relieve the Trustee from its duties or obligations arising under this Trust Agreement or any other Trust Document nor relieve the Administrative Agent of its liability for such actions.

         SECTION 5.8 Administrative Agent's Merger, Conversion, Consolidation or Succession to Business of the Trustee(a) . Any corporation into which the Administrative Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Administrative Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Administrative Agent shall be the successor of the Administrative Agent hereunder; provided, however, that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE 6

                     TERMS OF THE UP-MACRO TRADEABLE SHARES

         SECTION 6.1 Authorization and Designation of Up-MACRO Tradeable
Shares.

         (a) The Trust is authorized to issue undivided beneficial interests in the Trust Property, which shall be designated the "MACROShares Up Oil $[ ] Tradeable Shares."

         (b) The Trust shall issue only one class of Up-MACRO Tradeable Shares and is not authorized to issue any other securities.

         (c) On the Closing Date, the Depositor has delivered the Initial Deposit to the Trustee, and the Trustee acknowledges that it has received the Initial Deposit and credited such deposit to the Securities Account of the Trust. The Trustee hereby declares that, subject to the terms and conditions of this Trust Agreement, (i) the Initial Deposit and (ii) all other assets owned by the Trust from time to time shall be owned by the Trust for the use and benefit of all present and future Holders in accordance with their respective beneficial interests as the same may be constituted from time to time. The Trustee hereby confirms that, in exchange for the Initial Deposit, the Trustee has issued Up-MACRO Tradeable Shares constituting the Creation Units ordered to DTC and that, upon the registration statement for the sale of the Up-MACRO Tradeable Shares being declared effective, the Trustee will direct DTC to credit to the account of the Depositor its shares constituting the Creation Unit(s) ordered.

         (d) The Depositor hereby instructs the Trustee to execute the Up-MACRO Tradeable Shares, the Certificates and any certificate of authentication on such Certificates relating to the Up-MACRO Tradeable Shares required to be executed pursuant to Section 9.1 and any other certificate required to be executed pursuant to Section 9.5, to execute each of the Trust Documents on behalf of the Trust, and to cause the Trust to perform its obligations thereunder.

         (e) Each Up-MACRO Tradeable Share shall represent an undivided beneficial interest in the Trust Property. The specific rights, terms and preferences of the Up-MACRO Tradeable Shares are as set forth herein and in accordance with the terms of this Trust Agreement (including the requirements of Section 11.2 and Section 11.3 of this Trust Agreement). Any amendment to the Certificates shall have the status of an amendment to this Trust Agreement.

         (f) The authorization of the Up-MACRO Tradeable Shares shall be effective upon the execution by the Trustee of the Certificates. The Up-MACRO Tradeable Shares are deemed to be equity securities for all purposes under [New York] law.

         (g) Up-MACRO Tradeable Shares issued and sold in accordance with this Trust Agreement and as contemplated in the Participants Agreement shall be deemed to be duly issued, fully paid and non-assessable; provided, however, that Up-MACRO Tradeable Shares will be issued only in minimum numbers equal to one or more Creation Units.

         (h) All Up-MACRO Tradeable Shares shall represent equal proportionate beneficial interests in the Trust Property (subject to the liabilities of the Trust), and each Up-MACRO Tradeable Share shall rank equal with each other Up-MACRO Tradeable Share.

         SECTION 6.2 Subsequent Issuances and Issuance of Creation Units.

         (a) After the Initial Deposit, the following procedures, as supplemented by the more detailed procedures specified in Attachment B to the Participants Agreement, which may be amended from time to time in accordance with the provisions of the Participants Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trustee and the Administrative Agent in the creation and issuance of additional Creation Units. Subject to the requirements for the issuance of Creation Units stated herein and in such procedures, the number of Creation Units which may be issued by the Trust is unlimited.

         (b) On any Business Day, an Authorized Participant may submit a request to the Administrative Agent to create one or more Creation Units (such request, a "Creation Order"), and the Administrative Agent, upon processing such Creation Order, shall provide to the Trustee with the requisite information needed in order to effectuate such order. The Administrative Agent shall provide such information at the times set forth in Attachment B to the Participants Agreement.

         (c) Creation Orders must be received by the Order Cut-Off Time on a Business Day (the "Creation Order Date"). The Administrative Agent will process the Creation Order only from Authorized Participants with respect to which the Participants Agreement is in full force and effect. The Trustee and the Administrative Agent will each maintain and make available at their respective offices during normal business hours a current list of Authorized Participants with respect to which the Participants Agreement is in full force and effect. The Trustee shall deliver a copy of the Prospectus to each of the Authorized Participants prior to its execution and delivery of the Participants Agreement.

         (d) Any Creation Order is subject to rejection by the Trustee pursuant to Section 6.2(e).

         (e) After accepting an Authorized Participant's Creation Order, the Trustee will issue and deliver Creation Units to fill an Authorized Participant's Creation Order upon the satisfaction by the Authorized Participant of the terms and conditions set forth in the Participants Agreement.

         (f) The Trustee shall have the absolute right, but shall have no obligation, to reject any Creation Order or Holding Share Deposit (i) if the Administrative Agent determines that the Authorized Participant directing the Creation Order has not deposited sufficient Up-MACRO Holding Shares with the Trustee, (ii) if it determines that such Creation Order is not in the proper form, (iii) if the Depositor has determined and advised the Trustee that such deposit would result in adverse tax consequences to the Trust or to the Holders of Up-MACRO Tradeable Shares, (iv) the acceptance or receipt of which would, in the opinion of counsel to the Trustee, the Administrative Agent or the Depositor, be unlawful or (v) if circumstances outside the control of the Trustee or the Depositor make it for all practical purposes not feasible to process the creation of Creation Units. None of the Trustee, the Administrative Agent and the Depositor shall be liable to any Person by reason of the rejection of any Creation Order or Holding Share Deposit.

         (g) Certificates for Creation Units will not be issued, other than the Global Certificate issued to DTC. So long as the DTC Letter is in effect, Creation Units will be issued and exchanged, and Up-MACRO Tradeable Shares will be transferred solely through the book-entry systems of DTC and the Clearing Agency Participants as set forth in Section 9.3. DTC may determine to discontinue providing its services with respect to Creation Units and Up-MACRO Tradeable Shares by giving notice to the Trustee, the Administrative Agent and the Depositor pursuant to and in conformity with the provisions of the DTC Letter and discharge its responsibilities with respect thereto under the applicable law. Under such circumstances, the Trustee, the Administrative Agent and the Depositor shall take action either to find a replacement for DTC to perform its functions at a comparable cost and on terms acceptable to the Trustee, the Administrative Agent and the Depositor or, if such a replacement is unavailable, to terminate the Trust.

         (h) Holding Share Deposits may be delivered for deposit to the Trust only by a transfer from an Authorized Participant to the Securities Account of the Trust. In accordance with the Participants Agreement, the expense of such delivery shall be solely borne by the Authorized Participant.

         SECTION 6.3 Status of Up-MACRO Tradeable Shares. Every Holder, by virtue of having become a Holder, shall be deemed to have expressly assented and agreed to the terms hereof. Up-MACRO Tradeable Shares shall be deemed to be personal property, giving only the rights provided herein. Ownership of Up-MACRO Tradeable Shares shall not entitle the Holder to any title in, or to the whole or any part of, the Trust Property or right to call for a partition or division of the same or for an accounting. The bankruptcy of a Holder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any bankrupt Holder to an accounting or to take any action in court or elsewhere against the Trust or the Trustee.

         SECTION 6.4 CUSIP Numbers. The Trust, in issuing the Up-MACRO Tradeable Shares, may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of liquidation as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Up-MACRO Tradeable Shares or as contained in any notice of a liquidation and that reliance may be placed only on the other identification numbers printed on the Up-MACRO Tradeable Shares, and any such liquidation shall not be affected by any defect in or omission of such numbers.

         SECTION 6.5 Distributions.

         (a) Distributions received on a quarterly basis shall be paid to the Holders on each Distribution Payment Date from time to time out of the payments received from the Up-MACRO Holding Trust on the Up-MACRO Holding Shares held by the Trust. Distributions on Up-MACRO Tradeable Shares shall be distributed Pro Rata to the Holders.

         (b) Any amounts received by the Trust upon a distribution by the Up-MACRO Holding Trust on Up-MACRO Holding Shares that does not occur on a quarterly basis shall, upon receipt by the Trustee or the Paying Agent, as the case may be distributed Pro Rata to the Holders on the same day that the Trust receives such distribution, to the extent practicable.

         (c) The Trustee shall not be entitled to deduct any amounts on deposit in the Distribution Account prior to any Distribution to any Holder, and any fees, expenses, actual and/or accrued liabilities shall be paid by the Up-MACRO Holding Trust in accordance with the Up-MACRO Holding Trust Agreement.

         (d) The Record Date ("Record Date") for the determination of Holders entitled to receive payment of a Distribution referred to in Section 6.5(a) will be the open of business on the second Business Day immediately following the scheduled Distribution Date on the Up-MACRO Holding Shares.

         (e) Distributions on Up-MACRO Tradeable Shares in connection with a liquidation or dissolution of the Trust shall be made as required by Section
8.2 hereof.

         (f) All Distributions shall be made in cash.

         SECTION 6.6 Exchange of Up-MACRO Tradeable Shares for Up-MACRO Holding Shares.

         (a) On any Business Day, an Authorized Participant may submit a request to the Trustee to exchange one or more Creation Units for Up-MACRO Holding Shares (such request, an "Exchange Order"), and the Administrative Agent, upon processing such Exchange Order, shall provide the Trustee with the requisite information needed in order to effectuate such order. The Administrative Agent shall provide such information at the times set forth in Attachment B to the Participants Agreement. The Trustee and the Administrative Agent, in effectuating each Exchange Order, shall follow the procedures set forth herein and in Attachment B to the Participants Agreement

         (b) Exchange Orders must be received by the Order Cut-Off Time on a Business Day (the "Exchange Order Date"). The Trustee will process the Exchange Order only from Authorized Participants with respect to which the Participants Agreement is in full force and effect.

         (c) Any Exchange Order is subject to rejection by the Trustee pursuant to Section 6.6(d).

         (d) After accepting an Authorized Participant's Exchange Order, the Trustee will withdraw Up-MACRO Holding Shares (in equal number to the Up-MACRO Tradeable Shares delivered by the Authorized Participant) from the Securities Account of the Trust and deliver those Up-MACRO Holding Shares to fill the Authorized Participant's Exchange Order in accordance with, and subject to the satisfaction by the Authorized Participant of, the terms and conditions set forth in the Participants Agreement. Notwithstanding anything to the contrary, if the Authorized Participant specifies in its Exchange Order that it desires to deliver Up-MACRO Holding Shares to the Up-MACRO Holding Trust (and Down-MACRO Holding Shares to the Down-MACRO Holding Trust, in an aggregate number that constitutes a MACRO Unit), then the Trustee shall comply with the procedures set forth in the Participants Agreement to effectuate such paired optional redemption.

         (e) The Trustee shall have the absolute right, but shall have no obligation, to reject any Exchange Order or Tradeable Share Deposit if (i) if the Administrative Agent determines that the Authorized Participant directing the Exchange Order has not deposited sufficient funds with the Trustee, (ii) if it determines that such Exchange Order is not in the proper form, (iii) if the Depositor has determined and advised the Trustee that such deposit would result in adverse tax consequences to the Trust or to the Holders of Up-MACRO Tradeable Shares, (iv) the acceptance or receipt of which would, in the opinion of counsel to the Depositor, Administrative Agent or Trustee, be unlawful or
(v) if circumstances outside the control of the Trustee or the Depositor make it for all practical purposes not feasible to process the exchange of Up-MACRO Tradeable Shares for Up-MACRO Holding Shares. None of the Trustee, the Administrative Agent and the Depositor shall be liable to any Person by reason of the rejection of any Exchange Order or Tradeable Share Deposit.

         (f) A non-refundable transaction fee (the "Transaction Fee") will be payable to the Trustee for its own account in connection with each Exchange Order pursuant to this Section 6.6. The Transaction Fee charged in connection with each Exchange Order shall be initially $1,000, but may be changed in accordance with Section 6.6(f). Even though a single Exchange Order may be related to multiple Creation Units, only a single Transaction Fee will be due for each Exchange Order.

         (g) The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Trustee, with the prior written consent of the Depositor, but will not in any event exceed the amount limits as set forth in the Participants Agreement. Promptly after agreeing to and prior to implementing such change, the Depositor shall cause the current Registration Statement to be amended to reflect any such changes in the Transaction Fee. The Trustee shall notify DTC and each Authorized Participant of any agreement to change the Transaction Fee and shall not implement any increase for exchanges of outstanding Up-MACRO Tradeable Shares until thirty (30) days after the date of that notice. The amount of the Transaction Fee in effect at any given time shall be made available by the Trustee upon request.

         (h) Tradeable Share Deposits may be delivered for deposit to the Trust only by a transfer from an Authorized Participant to the Securities Account of the Trust. In accordance with the Participants Agreement, the expense of such deposit shall be solely borne by the Authorized Participant.

                                   ARTICLE 7

                             ACCOUNTING AND RECORDS

         SECTION 7.1 Annual Tax Information.

         (a) The Trustee shall file or cause to be filed, within the time limits established by law, federal and state income tax returns and information statements as a grantor trust for each of the Trust's taxable years. The Trust's taxable year shall be the [calendar] year unless otherwise required by law. Notwithstanding any other provision of the Trust Agreement to the contrary, the Trustee shall comply with all federal withholding requirements respecting distributions to, or receipts of amounts on behalf of, Holders that the Trustee reasonably believes are applicable under the Code. The consent of the Holders shall not be required for such withholding. The Trustee shall in no event cause the Trust, and each Holder of Up-MACRO Tradeable Shares by its purchase thereof shall be deemed to have agreed not to make any election to cause the Trust, to be treated as a corporation for federal income tax purposes. The [Administrative Agent and the] Depositor, upon request, shall [each] furnish the Trustee with any information known to it that may be reasonably required in connection with its duties set forth in this Section 7.1.

         (b) In no event shall the Trustee be personally liable for any taxes or other governmental charges imposed upon or in respect of the Up-MACRO Tradeable Shares, which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel's fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the assets of the Up-MACRO Holding Trust in accordance with the Up-MACRO Holding Trust Agreement. Any payments by the Trustee shall be subject to withholding regulations then in force with respect to the Untied States taxes. This paragraph shall survive notwithstanding any termination of this Trust Agreement and the Up-MACRO Holding Trust or the resignation or removal of the Trustee.

         SECTION 7.2 Outside Advisors. With regard to the matters covered by this Article 7, the Trustee may consult with counsel or other experts of its own selection, and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; such counsel may be, but shall not be limited to, counsel to the Depositor or any of its Affiliates, and may include any of its employees. Any expenses or fees incurred as a result of the Trustee consulting with such experts shall be borne by the Up-MACRO Holding Trust as provided for in the Up-MACRO Holding Trust Agreement.

         SECTION 7.3 Certain Accounting Matters. At all times during the existence of the Trust, the Trustee shall keep record of any action it takes with respect to the Trust.

                                   ARTICLE 8

                          DISSOLUTION AND TERMINATION;
                   LIQUIDATION; REDEMPTION; RECAPITALIZATION

         SECTION 8.1 Dissolution and Termination of the Trust. The Trust shall dissolve upon, and only upon, the distribution to the Holders of all liquidating distributions received by the Trust on the Up-MACRO Holding Shares in connection with (a) the occurrence of an Up-MACRO Recapitalization Event pursuant to Section 11.1 of the Up-MACRO Holding Trust Agreement or (b) a termination of the Up-MACRO Holding Trust pursuant to Section 11.2 of the Up-MACRO Holding Trust Agreement.

         SECTION 8.2 Liquidation; Redemption.

         (a) Following the termination of the Up-MACRO Holding Trust pursuant to Section 11.1 or 11.2 of the Up-MACRO Holding Trust Agreement, the Trust shall distribute to the Holders the Final Distribution on all Outstanding Up-MACRO Holding Shares being redeemed and received by the Trust on the Up-MACRO Holding Shares, and subsequently liquidate as soon as practicable after the Up-MACRO Holding Trust has made its Final Distribution.

         (b) Distributions made upon a liquidation of the Trust pursuant to
Section 8.2(a) shall be applied directly to the Holders, Pro Rata.

         (c) Upon completion of the winding up of the Trust and the distribution of the Trust's assets following a liquidation, the Trustee shall use its best efforts to liquidate the Trust within 30 days of the dissolution of the Trust in accordance with Section 8.1.

         (d) The provisions of Section 3.5, Section 3.6 and Article 10 and
Section 14.3 shall survive the termination of the Trust.

         SECTION 8.3 Recapitalization.

         (a) On any Distribution Payment Date following the occurrence of a Down-MACRO Recapitalization Event, if the Aggregate Par Amount of the Down-MACRO Holding Shares issued in the related Down-MACRO Subsequent Issuance is less than the Aggregate Par Amount of the Outstanding Up-MACRO Holding Shares, the Trustee, upon the receipt of written notice from the Administrative Agent on or before the preceding Record Date, shall redeem the applicable Proportional Mandatory Redemption Percentage of Up-MACRO Tradeable Shares by making a Final Distribution to the holders of such Up-MACRO Holding Shares (such redemption, a "Proportional Mandatory Redemption"). Such Final Distribution shall be a pass through distribution by the Trust from amounts received from the Up-MACRO Holding Trust in connection with the Up-MACRO Proportional Mandatory Redemption, in which the Trust, as holder of Up-MACRO Holding Shares, shall received a distribution in redemption of a proportionate number of Up-MACRO Holding Shares.

         (b) Pursuant to Section 304 of the AMEX Listing Rules, the Trustee, upon written instruction from the Administrative Agent, shall complete a Reconciliation Sheet (as defined in the AMEX Listing Rules) on or prior to the Record Date and deliver such Reconciliation Sheet to the AMEX. For the avoidance of doubt, such Record Date shall be at least ten (10) Business Days prior to the Distribution Payment Date on which such Final Distribution shall occur.

         (c) The Trustee, upon written instruction from the Administrative Agent, shall provide and/or file with the SEC, as applicable, the following:

                  (i) a notice to the AMEX including the following information
         (A) the Proportional Mandatory Redemption Percentage, (B) the Record Date, (C) the applicable Distribution Payment Date, and (D) the method of settling fractional share interests;

                  (ii) a notice to the Holders stating the information set forth in Section 8.3(c)(i) with a description of the Down-MACRO Recapitalization Event; and

                  (iii) a filing on a Form 8-K that will be filed with the SEC disclosing the information set forth in Section 8.3(c)(i).

         (d) On or before the Record Date, the Trustee shall, its capacity as Transfer Agent, notify any Clearing Agency Participants of such Final Distribution and the resulting reduction in the number of Outstanding Up-MACRO Tradeable Shares. The Trustee, together with the Administrative Agent, shall communicate the manner of settling fractional share interests to those Clearing Agency Participants as of the Record Date in order to assure that each Holder receives either a Final Distribution and/or a Proportional Mandatory Redemption of its shares.

                                   ARTICLE 9

         AUTHENTICATION AND TRANSFER OF UP-MACRO TRADEABLE SHARES

         SECTION 9.1 Authentication and Transfer of Certificates. The Trustee shall provide for the registration of Certificates and of transfers of Certificates, which will be effected without charge but only upon payment (with such indemnity as the Trustee may reasonably require) in respect of any tax or other government charges that may be imposed in relation to such transfer. Upon surrender for registration or transfer of any Certificate representing the Up-MACRO Tradeable Shares, the Trustee shall cause one or more new Certificates to be issued in the name of the designated transferee or transferees. Every such Certificate surrendered for registration or transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder or such Holder's attorney duly authorized in writing representing that such Holder has complied with the restrictions set forth in this Article 9. Each Certificate surrendered for registration or transfer shall be canceled by the Trustee. A transferee of a Certificate shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Certificate. By acceptance of a Certificate, each transferee shall be deemed to have agreed to be bound by this Trust Agreement.

         SECTION 9.2 Deemed Security Holders. The Trustee may treat the Person in whose name any Certificate shall be registered on the books and records of the Trust as the sole Holder of such Certificate and of the Up-MACRO Tradeable Shares represented by such Certificate for purposes of receiving Distributions and for all other purposes whatsoever (other than Section 9.3(b) hereof) and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Up-MACRO Tradeable Shares represented by such Certificate on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

         SECTION 9.3 Book Entry Interests. (iv) Certificates for Up-MACRO Tradeable Shares will be issued only in the form of one or more fully registered, global Certificates (each, a "Global Certificate"), to be held by the Trustee, as custodian for DTC (the initial Clearing Agency) and shall be authenticated and executed by the Trustee. Such Global Certificates shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of DTC, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interests in such Global Certificates. Such Certificate shall bear the following legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         (a) So long as the Certificates are in global form, the Trust and the Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement (including the payment of Distributions on the Global Certificates and receiving approvals, votes, instructions or consents hereunder) as the Holder of the Up-MACRO Tradeable Shares and the sole Holder of the Global Certificates and shall have no obligation to the Beneficial Owners.

         (b) To the extent that the provisions of this Section 9.3 conflict with any other provisions of this Trust Agreement, the provisions of this
Section 9.3 shall control.

         (c) The rights of the Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and the Clearing Agency shall receive and transmit payments of Distributions on the Global Certificates to such Clearing Agency Participants. The Clearing Agency will make book entry transfers among the Clearing Agency Participants; provided, however, that solely for the purposes of determining whether the Beneficial Owners of the requisite amount of Up-MACRO Tradeable Shares have voted on any matter provided for in this Trust Agreement, the Trustee may conclusively rely on, and shall be fully protected in relying on, any written instrument (including a proxy) delivered to the Trustee by the Clearing Agency setting forth the Beneficial Owners' votes or instructions or assigning the right to vote or instruct on any matter to any other Persons either in whole or in part.

         (d) A Global Certificate will be exchangeable for Up-MACRO Tradeable Shares registered in the names of persons other than DTC or its nominee or a successor Clearing Agency or its nominee only if (i) DTC or such successor Clearing Agency, as applicable, notifies the Trust that it is unwilling or unable to continue as a Clearing Agency for such Global Certificate and no successor Clearing Agency will have been appointed by the Trust within 90 days of such notice, (ii) DTC or such successor Clearing Agency, as applicable, at any time, ceases to be a clearing agency registered under the Exchange Act at which time DTC or such successor Clearing Agency, as applicable, is required to be so registered to act as such clearing agency and no successor Clearing Agency shall have been appointed, (iii) subject to obtaining an opinion of a nationally recognized tax counsel with experience in such matters that there will be no adverse income or franchise tax consequences under the laws of New York or general corporation or unincorporated business tax consequences under the laws of the City of New York upon the issuance of the Up-MACRO Tradeable Shares in certificated form, the Trust determines that such Global Certificate will be so exchangeable by the Trust within 90 days, or (iv) the Depositor voluntarily elects to discontinue the use of the book-entry transfer system. Any Global Certificate that is exchangeable pursuant to the preceding sentence shall be exchangeable for Up-MACRO Tradeable Shares registered in such names as DTC or any successor Clearing Agency or the Trust, as applicable, shall direct.

         (e) If the Global Certificates are exchanged pursuant to Section 9.3(e), Distributions may, at the Trust's option, be paid by check mailed to the persons entitled thereto as shown on the register maintained by the Transfer Agent; provided, however, a Holder of $5,000,000 or more in Aggregate Par Amount of Up-MACRO Tradeable Shares shall be entitled to received Distributions, if any, on any Distribution Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trust not less than 15 days prior to such Distribution Payment Date. Any such wire transfer instructions received by the Trust will remain in effect until revoked by such Holder.

         SECTION 9.4 Notices to Clearing Agency. Whenever a notice or other communication to the Holders is required under this Trust Agreement, the Trustee shall give all such notices and communications specified herein to be given to the Holders to the Clearing Agency and shall have no notice obligations to the Beneficial Owners.

         SECTION 9.5 Appointment of Authenticating Agent. At any time when any Certificates remain outstanding, the Trustee may appoint an authenticating agent or agents (each, an "Authenticating Agent") with respect to the Certificates which shall be authorized to act on behalf of the Trustee to authenticate Certificates issued upon original issuance, exchange or registration of transfer. The Trustee may revoke such power and remove any Authenticating Agent at any time.

         If any Authenticating Agent is appointed hereunder, the Certificates may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

         This is one of the Certificates referred to in the within-mentioned Trust Agreement.


                                        [Name of Trustee], not in its individual capacity but solely as Trustee


                                        By:
                                               --------------------------------
                                               as Authenticating Agent


                                        By:
                                               --------------------------------
                                               Authorized Signatory

         SECTION 9.6 Appointment of Successor Clearing Agency. If any Clearing Agency elects to discontinue its services as securities depository with respect to the Up-MACRO Tradeable Shares, the Trustee may appoint a successor Clearing Agency with respect to such Up-MACRO Tradeable Shares.

         SECTION 9.7 Mutilated, Destroyed, Lost or Stolen Certificate. If (a) any mutilated Certificate is surrendered to the Trustee, or if the Trustee shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate; and (b) there shall be delivered to the Trustee such security or indemnity as may be required by it to keep it harmless, then, in the absence of notice that such Certificate shall have been acquired by a protected purchaser, the Trustee on behalf of the Trust shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination. In connection with the issuance of any new Certificate under this Section 9.7, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the relevant Up-MACRO Tradeable Shares, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                                  ARTICLE 10

                      LIMITATION OF LIABILITY OF HOLDERS,
         THE DEPOSITOR, THE ADMINISTRATIVE AGENT, THE TRUSTEE OR OTHERS

         SECTION 10.1 Liability. Except as expressly set forth in this Trust Agreement and the terms of the Up-MACRO Tradeable Shares, the Depositor, the Administrative Agent and the Trustee shall not be:

                  (i) personally liable for the return of any portion of the investment of Holders of Up-MACRO Tradeable Shares (or any return thereon) which shall be made solely from Trust Property;

                  (ii) required to pay to the Trust, or to any Holder any deficit upon dissolution of the Trust or otherwise; and

                  (iii) required to pay any fees or expenses relating to the operation of the Trust.

         (b) The Depositor, the Administrative Agent and the Trustee each undertakes to perform such duties and only such duties as are specifically set forth in this Trust Agreement, and no implied covenants or obligations, shall be read into this Trust Agreement.

         (c) In the absence of gross negligence or willful misconduct on the part of the Depositor, the Administrative Agent, MacroMarkets or the Trustee, the Depositor, the Administrative Agent, MacroMarkets and the Trustee shall not be liable for any action taken, suffered or omitted or for any error in judgment made by it in the performance of its duties under this Trust Agreement. The Depositor, Administrative Agent, MacroMarkets and Trustee shall not be liable for any error resulting from the use or reliance on a source of information used in good faith and without gross negligence to make any determination under this Trust Agreement. The Depositor, the Administrative Agent, MacroMarkets and the Trustee shall not be liable for any error in judgment made in good faith unless such party has been grossly negligent in ascertaining or failing to ascertain the pertinent facts. In no event shall the Depositor, the Administrative Agent, MacroMarkets or the Trustee be liable for special, consequential or punitive damages or for any failure or delay in the performance of its obligations under this Trust Agreement due to forces reasonably beyond the control of the Depositor, the Administrative Agent, MacroMarkets or the Trustee including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services including, without limitation, Internet services; it being understood that the Depositor, the Administrative Agent, MacroMarkets and the Trustee shall each use commercially reasonable efforts which are consistent with accepted practices in its industry to resume performance as soon as practicable under the circumstances.

         SECTION 10.2 Outside Businesses. Any of the Depositor, the Administrative Agent, MacroMarkets, the Trustee, their respective officers, directors, managers, shareholders, partners, members, representatives, employees or Affiliates, and the Holders may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. None of the foregoing Persons shall be obligated to present any particular investment or other opportunity to the Trust, even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any such Person shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any of the foregoing Persons may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

                                  ARTICLE 11

                             VOTING AND AMENDMENTS

         SECTION 11.1 Voting. Holders shall be entitled to vote as a single class on all matters submitted to the vote of the Holders. Each Up-MACRO Tradeable Share will have one vote on all matters submitted to the vote of the Holders. In accordance with Section 15.6 of the Up-MACRO Holding Trust Agreement, the Holders of the Up-MACRO Tradeable Shares shall be able to direct the Trustee in the exercise of the voting rights associated with the Up-MACRO Holding Shares held on deposit in the Up-MACRO Tradeable Trust. Each Holder of Up-MACRO Tradeable Shares shall be entitled to vote on (i) any amendments to the Up-MACRO Holding Trust Agreement that require the prior written consent of the shareholders as described in Section 15.1 of the Up-MACRO Holding Trust Agreement, (ii) any amendment to the Income Distribution Agreement and the Settlement Contracts (each as defined in the Up MACRO Holding Trust Agreement),
(iii) the termination of the Trustee, (iv) the appointment of a Successor Trustee, (v) the termination of the Calculation Agent, (vi) the appointment of a successor Calculation Agent and (vii) any other matters specified in this Trust Agreement. The Up-MACRO Holding Shares held by the Trust shall be voted by the Trustee in the same proportion as such Holders of the Up-Macro Tradeable Trust Shares voted.

         SECTION 11.2 Amendments.

         (a) Except as provided in this Section 11.2, so long as any Up-MACRO Tradeable Shares are outstanding, any amendment, restatement or revision of or to this Trust Agreement that would materially and adversely alter the rights, terms or preferences of the Up-MACRO Tradeable Shares may be effected only with the approval of a majority of the Holders of Up-MACRO Tradeable Shares as measured by the Aggregate Par Amount of Up-MACRO Tradeable Shares outstanding voting on such matter.

         (b) No amendment to this Trust Agreement shall be made, and any such purported amendment shall be void and ineffective:

                  (i) unless, in the case of any purported amendment, the Trustee shall have first received an Officer's Certificate of the Depositor stating that such purported amendment could not reasonably be expected to materially and adversely affect the rights, terms or preferences of the Up-MACRO Tradeable Shares or impair the Trust's ability to fully perform its obligations under each of its contractual arrangements, unless each party affected thereby consents thereto;

                  (ii) unless, in the case of any purported amendment which affects the rights or powers of the Trustee, the Trustee shall have consented to such amendment; and

                  (iii) if the result of such amendment would be to:

                           (A) cause the Trust to be classified other than as a
                  grantor trust for U.S. federal income tax purposes; or

                           (B) cause the Trust to be deemed to be an investment
                  company required to be registered under the Investment Company Act.

         (c) The unanimous consent of the Holders shall be required in order to amend Section 6.5, 10.1, 11.2 or 11.3 of this Trust Agreement and with respect to:

                  (i) any modification to the amount or timing of any distribution that is required to be made on the Up-MACRO Holding Shares; and

                  (ii) any reductions to the percentage of shareholders that are required to consent to any amendment herein.

         (d) Notwithstanding the other provisions of this Section 11.2, this Trust Agreement may not be amended without the direction of Holders evidencing not less than 66 and 2/3% of the Aggregate Par Amount with respect to:

                  (i) the liability, and limitations thereon, of the Trustee and any of its Affiliates;

                  (ii) the right of the Holders of the Up-MACRO Tradeable Shares to vote on matters submitted to the vote of Holders of the Up-MACRO Tradeable Shares;

                  (iii) the provisions of this Trust Agreement relating to amendments to this Trust Agreement; and

                  (iv) the rights of the Holders of the Up-MACRO Tradeable Shares to receive Distributions on the Up-MACRO Tradeable Shares in accordance with their terms, including Distributions in connection with a liquidation of the Trust.

         (e) This Trust Agreement, may be amended without the consent of the Holders to:

                  (i) cure any ambiguity;

                  (ii) correct or supplement any provision in this Trust Agreement that may be defective or inconsistent with any other provision of this Trust Agreement;

                  (iii) to add to the covenants, restrictions or obligations of any entity under this Trust Agreement for the benefit of the Holders or to modify any provisions of this Trust Agreement so long as such modification does not adversely affect the interest of the Holders in any material respect;

                  (iv) to evidence and provide for the acceptance of appointment under this Trust Agreement of a successor trustee;

                  (v) to conform the provisions of this Trust Agreement to the Prospectus (notwithstanding anything in this Trust Agreement to the contrary);

                  (vi) to comply with any requirements imposed by the Code or any securities laws; and

                  (vii) conform to any change in the Investment Company Act or written change in interpretation or application of the rules and regulations promulgated thereunder by any legislative body, court, government agency or regulatory authority;

provided, however, that any such amendment made pursuant to this Section 11.2(e) shall be void if such amendment materially and adversely affects the Holders, unless first approved by Holders evidencing not less than 66 and 2/3% of the Aggregate Par Amount voting on such matter.

         SECTION 11.3 Other Matters.

         (a) If the consent of the holders of the Up-MACRO Holding Shares is required with respect to any amendment, modification or waiver of the terms of or rights or preferences under, or other matter in respect of the Up-MACRO Holding Shares, the Up-MACRO Holding Trust or any agreement to which the Up-MACRO Holding Trust is a party, the Trustee shall request the direction of the Holders with respect to such matter and shall vote the Trust's interest in the Up-MACRO Holding Shares with respect thereto in the same proportion as such Holders of the Up-MACRO Tradeable Shares voted. At least Holders evidencing not less than 66 and 2/3% of the Aggregate Par Amount entitled to provide such direction shall be represented in any such direction of Holders given pursuant to this Section 11.3(a).

         (b) Prior to taking any Legal Action with respect to any Trust Property that would materially and adversely affect the rights, terms or preferences of the Up-MACRO Holding Shares, the Trustee, as the holder of the Trust Property shall request the direction of the Holders with respect to such Legal Action and shall act with respect to such Legal Action as directed by a majority of the Aggregate Par Amount of outstanding Up-MACRO Tradeable Shares actually voting on such matter.

                                  ARTICLE 12

          REPRESENTATIONS OF THE TRUSTEE AND THE ADMINISTRATIVE AGENT

         SECTION 12.1 Representations and Warranties of the Trustee. [        ]
in its capacity as initial Trustee under this Trust Agreement, hereby makes, and any successor Trustee by its appointment hereunder shall make, on the Closing Date (and on the date of any such appointment), the following representations, warranties and covenants to the Up-MACRO Tradeable Trust in executing this Trust Agreement (and agrees that the Depositor, Administrative Agent and the Holders, as applicable, may rely on each such representation, warranty and covenant):

         (a) Organization and Good Standing. The Trustee is a [              ]
trust company (or with respect to any successor Trustee, such other corporate entity as may be applicable) duly organized, validly existing and in good
standing under the laws of the [                           ] (or with respect
to any successor Trustee, under the laws of the applicable jurisdiction of organization), and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

         (b) Due Qualification. The Trustee is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Holders of the Up-MACRO Tradeable Shares hereunder.

         (c) Due Authorization. The execution, delivery, and performance of this Trust Agreement has been duly authorized by the Trustee by all necessary corporate action on the part of the Trustee.

         (d) Binding Obligation. This Trust Agreement constitutes a legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         (e) No Violation. The execution and delivery of this Trust Agreement by the Trustee, the performance of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof applicable to the Trustee, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to the Trustee or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Trustee is a party or by which it or any of its properties are bound.

         (f) No Proceedings. There are no proceedings or investigations pending or threatened against the Trustee before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Up-MACRO Tradeable Shares or the consummation of any of the transactions contemplated by this Trust Agreement, seeking any determination or ruling that, in the reasonable judgment of the Trustee, would materially and adversely affect the performance by the Trustee of its obligations under this Trust Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Trust Agreement.

         (g) Compliance with Requirements of Law. The Trustee shall duly satisfy all of its obligations and duties under this Trust Agreement and shall maintain in effect all qualifications and will comply in all material respects with all of the Requirements of Law in connection with its duties hereunder, inasmuch as a failure to comply with such requirements would have a material adverse effect on the interests of the Holders of the Up-MACRO Tradeable Shares.

         (h) Protection of Holders of the Up-MACRO Holding Shares' Rights. The Trustee shall take no action which, nor omit to take any action the omission of which, would substantially impair the rights of Holders of the Up-MACRO Tradeable Shares nor shall it revise amounts to be distributed on the Up-MACRO Tradeable Shares.

         (i) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Trustee of this Trust Agreement, the performance by the Trustee of the transactions contemplated by this Trust Agreement and the fulfillment by the Trustee of the terms hereof, have been obtained; provided, however, that the Trustee makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Up-MACRO Tradeable Shares.

         (j) Maintenance of Records and Books of Account. The Trustee shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing any transaction entered into by the Trust in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable. Such documents, books and computer records shall reflect all facts giving rise to such transactions, all payments and credits with respect thereto, and, to the extent required, such documents, books and computer records shall indicate the interests of the Trust in such transactions.

         SECTION 12.2 Representations and Warranties of the Administrative Agent. [ ], in its capacity as initial Administrative Agent, hereby makes, and any successor Administrative Agent by its appointment hereunder shall make, on the Closing Date (and on the date of any such appointment), the following representations, warranties and covenants to the Trust (and agrees that the Trustee, Depositor and the Holders, as applicable, may rely on each such representation, warranty and covenant):

         (a) Organization and Good Standing. The Administrative Agent is [ ] (or with respect to any successor Administrative Agent, such other corporate entity as may be applicable) duly organized, validly existing and in good standing under the laws of the [ ] (or with respect to any successor Administrative Agent, the applicable jurisdiction of its organization), and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

         (b) Due Qualification. The Administrative Agent is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Holders of the Up-MACRO Tradeable Shares hereunder.

         (c) Due Authorization. The execution, delivery and performance of this Trust Agreement has been duly authorized by the Administrative Agent by all necessary corporate action on the part of the Administrative Agent.

         (d) Binding Obligation. This Trust Agreement constitutes a legal, valid and binding obligation of the Administrative Agent, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         (e) No Violation. The execution and delivery of this Trust Agreement by the Administrative Agent, the performance of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof applicable to the Administrative Agent, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to the Administrative Agent or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Administrative Agent is a party or by which it or any of its properties are bound.

         (f) No Proceedings. There are no proceedings or investigations pending or threatened against the Administrative Agent before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the consummation of any of the transactions contemplated by this Trust Agreement, seeking any determination or ruling that, in the reasonable judgment of the Administrative Agent, would materially and adversely affect the performance by the Administrative Agent of its obligations under this Trust Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Trust Agreement.

         (g) Compliance with Requirements of Law. The Administrative Agent shall duly satisfy all obligations set forth herein, will maintain in effect all qualifications required under Requirements of Law and will comply in all material respects with all other Requirements of Law in connection with its obligations set forth herein, inasmuch as the failure to comply with such requirements would have a material adverse effect on the interests of the Holders of the Up-MACRO Tradeable Shares.

         (h) Protection of Holders of the Up-MACRO Tradeable Shares' Rights. The Administrative Agent shall take no action which, nor omit to take any action the omission of which, would substantially impair the rights of Holders of the Up-MACRO Tradeable Shares in any Treasury or in the Securities Account.

         (i) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Administrative Agent of this Trust Agreement, the performance by the Administrative Agent of the transactions contemplated by this Trust Agreement and the fulfillment by the Administrative Agent of the terms hereof, have been obtained; provided, however, that the Administrative Agent makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Up-MACRO Tradeable Shares.

                                  ARTICLE 13

                           ESTABLISHMENT OF ACCOUNTS

         SECTION 13.1 Securities Account.

         (a) On or prior to the Closing Date, the Trustee will establish, in the name of the Trustee for the benefit of the Up-MACRO Tradeable Trust at the offices of the Trustee, a segregated interest bearing trust account, titled the "MACROShares Up Oil Benchmark Tradeable Trust Securities Account," with the account number listed on Schedule I attached hereto (such account, the "Securities Account") into which the Trustee, at the instructions of the Administrative Agent, will from time to time deposit and withdraw Up-MACRO Holding Shares pursuant to Sections 6.2 and 6.6 of this Trust Agreement.

         (b) The Securities Account will be subject to the exclusive dominion and control of the Trustee and will be maintained as a segregated special-purpose trust account with the Trustee. Each of the Depositor, the Administrative Agent and the Trustee agree that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds or assets held in the Securities Account for any amount owed to it by the Up-MACRO Tradeable Trust or any Holder of Up-MACRO Tradeable Shares.

         (c) On the Closing Date, the Depositor shall make an Initial Deposit into the Securities Account in accordance with Section 6.1(c). The Depositor shall have no right to withdraw securities or any amounts on deposit in the Securities Account. The Trustee is irrevocably authorized to make withdrawals from the Securities Account pursuant to Sections 6.2 and 6.6 of this Trust Agreement; provided, that it has received the proper instructions from an Authorized Participant in accordance with the Participants Agreement. The Depositor shall have no obligation to replenish any securities or amounts withdrawn from the Securities Account.

         SECTION 13.2 Distribution Account.

         (a) On or prior to the Closing Date, the Trustee will establish, in the name of the Trustee for the benefit of the Up-MACRO Tradeable Trust at the offices of the Trustee, a segregated interest bearing trust account, titled the "MACROShares Up Oil Benchmark Tradeable Trust Distribution Account," with the account number listed on Schedule I attached hereto (such account, the "Distribution Account") into which the Trustee will from time to time deposit distributions on the Up-MACRO Holding Shares.

         (b) The Distribution Account will be subject to the exclusive dominion and control of the Trustee and will be maintained as a segregated special-purpose trust account with the Trustee. Each of the Depositor, the Administrative Agent and the Trustee agree that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds or assets held in the Distribution Account for any amount owed to it by the Up-MACRO Tradeable Trust or any Holder of Up-MACRO Tradeable Shares.

         (c) On any Business Day, the Trustee shall deposit any amount received on the Up-MACRO Holding Shares held in the Trust into the Distribution Account.

         (d) On each Distribution Payment Date, any amounts on deposit in the Distribution Account shall be distributed in accordance with Section 6.5 of this Trust Agreement.

                                  ARTICLE 14

                                 MISCELLANEOUS

         SECTION 14.1 Notices. All notices provided for in this Trust Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, by facsimile or mailed by first-class mail, unless otherwise indicated below, as follows:

         (a) if given to the Trust, in care of the Trustee at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Holders):

                           [                   ]
                           [                   ]
                           [City], [State] [Zip]
                           Facsimile number: [       ]
                           Attention:  [             ]

         (b) if given to the Depositor, at its address set forth below (or such other address as the Depositor may give notice of to the Holders):

                           MACRO Securities Depositor, LLC
                           14 Main Street
                           Madison, New Jersey
                           Facsimile number: (973) 453- 8212
                           Attn: Samuel Masucci, III

         (c) if given to the Administrative Agent, at its address set forth below (or such other address as the Administrative Agent may give notice of to the Holders):

                           [                ]
                           [                ]
                           [                ]
                           Facsimile number: ([   ]) [   ]- [    ]
                           Attn: [          ]

         (d) A copy of any notice given pursuant to Section 14.1(a), (b) or (c) shall be delivered to the following:


                           MacroMarkets LLC
                           14 Main Street
                           Madison, New Jersey 07940
                           Facsimile number: (973) 695-1600
                           Attention:  Robert Tull

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           4 Times Square
                           New York, New York 10036
                           Facsimile number: (212) 735-2000
                           Attn: Richard F. Kadlick, Esq.

                  and

                           [                ]
                           [                ]
                           [                ]
                           Facsimile number: ([   ]) [   ]- [    ]
                           Attn: [          ]

         (e) if given to any Holder by first-class mail (or by facsimile if requested by such Holder), at the address set forth on the books and records of the Trust.

         All such notices shall be deemed to have been given when received in person, by facsimile, email or similar form of electronic communication or mailed by first-class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION 14.2 Trust to be Administered as a Grantor Trust. Nothing in this Trust Agreement or any other agreement entered into by the Trust shall be construed to give the Trustee the power to vary the investments of the Beneficial Owners within the meaning of the Treasury Regulations Section 301.7701-4(c) or similar or successor provisions of the United States Treasury Regulations under the Code, nor shall the Depositor give the Trustee any direction that would vary the investment of the Beneficial Owners. The Trustee shall not be liable to any Person for the failure of the Trust to qualify as a grantor trust under the Code or any comparable provisions of the laws of any state or any other jurisdiction where such treatment is sought, provided that this sentence shall not limit the Trustee's responsibility for the administration of the Trust in accordance with this Trust Agreement.

         SECTION 14.3 Non-Petition. To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Trust Agreement, none of the Depositor, the Administrative Agent, the Trustee, or any Paying Agent or any Holder of Up-MACRO Tradeable Shares will acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust until payment in full of the Up-MACRO Tradeable Shares and the expiration of a period equal to the longest applicable "preference period" prescribed by the federal Bankruptcy Court or other applicable law, plus ten (10) days, following such payment.

         SECTION 14.4 GOVERNING LAW. THIS TRUST AGREEMENT, THE UP-MACRO TRADEABLE SHARES AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION THAT WOULD CALL FOR THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         SECTION 14.5 Change in Law. If, after the date of this Trust Agreement, there is (i) a change in any law, rule or regulation, (ii) a judicial decision or (iii) a pronouncement of any administrative or professional standards setting body, in each case that would adversely affect any of the terms of this Trust Agreement or the obligations of the parties hereto, the parties shall use their reasonable efforts to determine by negotiation and discussion the manner in which to address the impact of such change, decision or pronouncement, as the case may be; provided, however, that no amendment may be made to this Trust Agreement without first complying with
Article 11 of this Trust Agreement.

         SECTION 14.6 Headings. Headings contained in this Trust Agreement are inserted for convenience of reference only and do not affect the interpretation of this Trust Agreement or any provision hereof.

         SECTION 14.7 Successors and Assigns. Whenever in this Trust Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Trust Agreement by the Depositor and the Trustee shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

         SECTION 14.8 Partial Enforceability. If any provision of this Trust Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Trust Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         SECTION 14.9 Counterparts. This Trust Agreement may contain more than one counterpart of the signature page and this Trust Agreement may be executed by the affixing of the signatures of the Trustee and a duly authorized officer of the Depositor to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

         IN WITNESS WHEREOF, each of the undersigned has caused these presents to be executed as of the day and year first above written.


                                            [                                ],
                                            not in its individual capacity but
                                            solely as Trustee


                                            By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                            [                               ],
                                            not in its individual capacity but
                                            solely as Administrative Agent


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


                                            MACRO SECURITIES DEPOSITOR, LLC,
                                            as Depositor


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                                                      EXHIBIT A


                                    FORM OF
                     MACROSHARES UP OIL $[ ] TRADEABLE SHARE

              Evidencing All Undivided Beneficial Interests in the
                  MACROShares Up Oil Benchmark Tradeable Trust

CERTIFICATE NO. R-1

                                                                         [Date]
                                                            CUSIP No.  [      ]


                  MACROSHARES UP OIL BENCHMARK TRADEABLE TRUST
                 MACROShares Up Oil Benchmark Tradeable Shares


         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         This certifies that CEDE & CO. is the owner and registered holder of this Certificate evidencing all issued and outstanding MACROShares Up Oil $[ ] Tradeable Shares (the "Shares"), with a Stated Par Amount as set forth in the Up-MACRO Tradeable Trust Agreement, dated as of [ ], 2006 (as may be amended, supplemented or modified from time to time, the "Trust Agreement"), among MACRO
Securities Depositor, LLC, as Depositor (the "Depositor"), [                  ],
not in its individual capacity, but solely as Trustee (the "Trustee") and [ ], not in its individual capacity but solely as Administrative Agent (the "Administrative Agent"). Distributions on the Shares shall be made in accordance with the terms and conditions of the Trust Agreement. The Trust Agreement provides for the deposit of additional Up-MACRO Holding Shares (as defined in the Trust Agreement) with the Trustee from time to time and the issuance by the Trustee of additional Shares in the form of Creation Units representing the Up-MACRO Holding Shares so deposited. At any given time this Certificate shall represent all undivided beneficial interests in the Trust, which shall be the total number of Shares that are outstanding at such time.

         The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the [New York] office of the Trustee, to which reference is made for all the terms, conditions and covenants thereof. The Trustee may deem and treat the person in whose name this Certificate is registered upon the books of the Trustee as the owner hereof for all purposes and the Trustee shall not be affected by any notice to the contrary.

         IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed as of the date first set forth above.


Certificate of Authentication:

This is one of the Certificates
referred to in the within
aforementioned Trust Agreement.

[                            ],            MACROSHARES UP OIL
not in its individual capacity             BENCHMARK TRADEABLE TRUST
but solely as Trustee
                                           By:  [                            ],
                                                not in its individual
                                                capacity but solely as Trustee

By:                                        By:
   ----------------------------               --------------------------------
Authorized Signatory                       Name:
                                           Title:

         FOR VALUE RECEIVED, _______________________________________  hereby sells, assigns and transfers unto _____________________________________________

_______________________________________________________________________________

Up-MACRO Tradeable Shares represented by this Certificate, and do hereby irrevocably constitute and appoint ________________________________ attorney to transfer the said shares on the books kept for registration thereof, with full power of substitution in the premises.


Dated ________________, _____

In presence of

_______________________________           ____________________________

                                                                      EXHIBIT B



Form of Notice

                                                                     SCHEDULE I


        Account Name                   Bank                   Account Number
        ------------                   ----                   --------------

    MACROShares Up Oil              [Redacted]                 [Redacted]
    Benchmark Tradeable
    Trust Securities Account
    MACROShares Up Oil              [Redacted]                 [Redacted]
    Benchmark Tradeable
    Trust Distribution Account